EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On September 21, 2023, Sorrento Therapeutics, Inc. (the “Company” or “Sorrento”) entered into a stock purchase agreement with Scilex Holding Company (“Scilex”) whereby Scilex acquired (i) all of the shares of Scilex common stock owned by Sorrento (other than 1,917,210 shares of Scilex common stock held in abeyance by Sorrento on behalf of certain warrant holders of Sorrento) (the “Common Transfer Shares”), (ii) all of the shares of Series A preferred stock of Scilex owned by Sorrento (the “Preferred Transfer Shares”) and (iii) all of the warrants for the purchase of shares of Scilex common stock owned by Sorrento (the “Transfer Warrants” and, together with the Common Transfer Shares and the Preferred Transfer Shares, the “Transfer Securities”; and such transfers, collectively, the “Securities Transfer”) for aggregate consideration consisting of: (i) $110 million (inclusive of the assumption by Scilex of approximately $100 million of debt under the Company’s non-amortizing super-priority senior secured debtor-in-possession term loan facility (the “Senior DIP Facility”)); (ii) the assumption by Scilex of certain obligations of Sorrento for legal fees and expenses in the amount of approximately $12.25 million; and (iii) a credit bid of approximately $23 million, representing all amounts owed to Scilex under the Company’s non-amortizing super-priority junior secured term loan facility (the “Junior DIP Facility”). As a result of the Securities Transfer, the Company no longer has a controlling interest over Scilex. Consequently, Scilex will be deconsolidated from the Company’s financial statements and will be presented as discontinued operations.

The following unaudited pro forma condensed consolidated financial information (the “pro forma financial information”) is intended to illustrate how the Securities Transfer and related transactions, including the assumption by Scilex of the Senior DIP Facility and the credit bid of the Junior DIP Facility (such transactions, collectively, the “Transactions”), would have affected the historical financial statements of Sorrento. The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and was derived, in part, from the Company’s historical condensed consolidated financial statements and is being presented to give effect to the Transactions and the deconsolidation of Scilex from Sorrento’s consolidated financial statements (the “Deconsolidation”). The Company’s accounting and financial reporting in these unaudited pro forma financial statements is based on its preliminary assessment of the appropriate application of U.S. generally accepted accounting principles (“GAAP”). The final application of GAAP to the Transactions and the Deconsolidation may differ from what is presented in these unaudited pro forma financial statements.

The preparation of the pro forma financial information required management to make certain assumptions and estimates based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2023 gives effect to the Transactions and the Deconsolidation as if they were completed as of that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2023 and for year ended December 31, 2022 give effect to the Transactions and the Deconsolidation as if they were completed on January 1, 2022.

The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of the filing of the Current Report on Form 8-K to which this pro forma financial information is attached.

The accompanying pro forma financial information should be read together with:

•	the accompanying notes to the pro forma financial information;
•	the Company’s historical consolidated financial statements and the accompanying notes included in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023 filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2023; and
•	the Company’s audited historical consolidated financial statements and the accompanying notes included in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2022 filed with the SEC on March 16, 2023.

The pro forma financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the Transactions and the Deconsolidation occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations. The unaudited pro forma condensed consolidated statements of operations do not reflect the costs of any disintegration activities or benefits that may result from realization of future cost savings from the Transactions or the Deconsolidation.

SORRENTO THERAPEUTICS, INC.

(DEBTOR-IN-POSSESSION)

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2023

(In thousands, except for share amounts; unaudited)

		Transaction
		Accounting
ASSETS	As Reported	Adjustments	Note 2	Pro Forma
Current assets:
Cash and cash equivalents	$69,749	$(2,497)	(a), (b), (e)	$67,252
Marketable investments	10,886	3,355	(g)	14,241
Accounts receivables, net	32,725	(27,568)	(b)	5,157
Inventory	9,651	(3,110)	(b)	6,541
Prepaid expenses	5,222	(4,447)	(b)	775
Other current assets	4,878	1,043	(b)	5,921
Total current assets	133,111	(33,224)		99,887
Property and equipment, net	53,237	(760)	(b)	52,477
Operating lease right-of-use assets	53,408	(3,294)	(b)	50,114
Intangibles, net	122,283	(38,538)	(b)	83,745
Goodwill	80,269	(13,481)	(b)	66,788
Equity investments	12,008	—		12,008
Other assets, net	2,376	(1,144)	(b)	1,232
Total assets	456,692	(90,441)		366,251
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$18,554	(11,412)	(b)	7,142
Accrued payroll and related benefits	6,964	(2,752)	(b)	4,212
Accrued expenses and other current liabilities	91,924	(57,978)	(a), (b), (e)	33,946
Accrued legal settlements	—	—		—
Current portion of deferred revenue	256	—		256
Current portion of operating lease liabilities	13,051	(776)	(b)	12,275
Current portion of contingent consideration	397	—		397
Acquisition consideration	515	(515)	(b)	—
Income tax payable	12,926	—		12,926
Current portion of debt	120,362	(109,356)	(b), (e)	11,006
Total current liabilities	264,949	(182,789)		82,160
Long-term debt, net of discount	21,741	—		21,741
Deferred tax liabilities, net	238	—		238
Deferred revenue	896	—		896
Derivative liabilities	1,600	(1,600)	(b)	0
Operating lease liabilities	52,446	(2,594)	(b)	49,852
Contingent consideration	550	—		550
Other long-term liabilities	3,305	(3,305)	(b)	—
Total liabilities not subject to compromise	345,725	(190,288)		155,437
Liabilities subject to compromise	308,923	(12,250)		296,673
Total liabilities	654,648	(202,538)		452,110
Equity (Deficit):
Sorrento Therapeutics, Inc. equity (deficit)
Common stock	55	—		55
Additional paid-in capital	2,036,331	—		2,036,331
Accumulated other comprehensive income	2,240	—		2,240
Accumulated deficit	(2,194,275)	116,628	(d)	(2,077,647)
Treasury stock	(49,464)	—		(49,464)
Total Sorrento Therapeutics, Inc. stockholders’ deficit	(205,113)	116,628		(88,485)
Noncontrolling interests	7,157	(4,531)	(c)	2,626
Total deficit	(197,956)	112,097		(85,859)
Total liabilities and stockholders’ equity (deficit)	$456,692	$(90,441)		$366,251

See accompanying notes to the pro forma financial information.

SORRENTO THERAPEUTICS, INC.

(DEBTOR-IN-POSSESSION)

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2023

(In thousands, except for per share amounts; unaudited)

		Transaction
		Accounting
	As Reported	Adjustments	Note 2	Pro Forma
Revenues:
Net product revenues	$23,202	$(23,164)	(f)	$38
Service revenues	8,074	—		8,074
Total revenues	31,276	(23,164)		8,112
Operating costs and expenses:
Cost of products sold	10,445	(7,768)	(f)	2,677
Cost of services	3,193	—		3,193
Research and development	77,076	(5,940)	(f)	71,136
Selling, general and administrative	103,920	(55,690)	(f)	48,230
Intangible amortization	2,254	(2,053)	(f)	201
Increase (decrease) on contingent consideration	3,800	—		3,800
Loss on impairment of intangible assets	12,366	—		12,366
Legal settlement	1,797	—		1,797
Total operating costs and expenses	214,851	(71,451)		143,400
Loss from operations	(183,575)	48,287		(135,288)
(Loss) gain on derivative liabilities	(1,300)	1,300	(f)	—
Loss on marketable and equity investments	(15,460)	3,029	(h)	(12,431)
Loss on debt extinguishment, net	(40)	—		(40)
Loss (gain) on foreign currency exchange	153	23	(f)	176
Interest expense, net	(3,800)	4	(f)	(3,796)
Other loss	(4,299)	3,748	(f)	(551)
Reorganization items, net	(42,235)	—		(42,235)
Loss before income tax	(250,556)	56,391		(194,165)
Income tax expense (benefit)	12,139	(5)	(f)	12,134
Gain (loss) on equity method investments	(368)	—		(368)
Net loss	(263,063)	56,396		(206,667)
Net loss attributable to noncontrolling interests	(28,334)	27,419	(c)	(915)
Net loss attributable to Sorrento	$(234,729)	$28,977		$(205,752)
Net loss per share - basic per share attributable to Sorrento	$(0.43)			$(0.38)
Net loss per share - diluted per share attributable to Sorrento	$(0.43)			$(0.38)
Weighted-average shares used during period - basic shares attributable to Sorrento	547,232			547,232
Weighted-average shares used during period - diluted shares attributable to Sorrento	547,232			547,232

See accompanying notes to the pro forma financial information.

SORRENTO THERAPEUTICS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In thousands, except for per share amounts; unaudited)

		Transaction
		Accounting
	As Reported	Adjustments	Note 2	Pro Forma
Revenue:
Net product revenues	$44,996	$(38,034)	(f)	$6,962
Service revenues	17,843	—		17,843
Total revenues	62,839	(38,034)		24,805
Operating costs and expenses:		—		—
Cost of product sold	28,913	(10,797)	(f)	18,116
Cost of services	4,539	—		4,539
Research and development	221,226	(9,054)	(f)	212,172
Acquired in-process research and development	12,272	—		12,272
Selling, general and administrative	182,337	(64,895)	(f)	117,442
Intangible amortization	4,325	(3,922)	(f)	403
(Decrease) increase on contingent consideration	(75,400)	—		(75,400)
Loss on impairment of intangible assets	124,190	—		124,190
Legal settlements, net	64,752	—		64,752
Total operating costs and expenses	567,154	(88,668)		478,486
Loss from operations	(504,315)	50,634		(453,681)
Gain (loss) on derivative liabilities	7,316	(7,316)	(f)	—
Loss on marketable and equity investments	(83,919)	(11,618)	(h)	(95,537)
Gain (loss) on debt extinguishment	27,009	(28,634)	(f)	(1,625)
Interest expense, net	(8,574)	8,500	(f)	(74)
Other income (loss)	736	455	(f)	1,191
Loss before income tax	(561,747)	12,021		(549,726)
Income tax benefit	(2,416)	(4)	(f)	(2,420)
Loss on equity method investments	(18,426)	—		(18,426)
Net loss	(577,757)	12,025		(565,732)
Net loss attributable to noncontrolling interests	(4,914)	767	(c)	(4,147)
Net loss attributable to Sorrento	$(572,843)	$11,258		$(561,585)
Net loss per share - basic per share attributable to Sorrento	$(1.37)			$(1.34)
Net loss per share - diluted per share attributable to Sorrento	$(1.37)			$(1.34)
Weighted-average shares outstanding during period - basic shares attributable to Sorrento	419,315			419,315
Weighted-average shares outstanding during period - diluted shares attributable to Sorrento	419,315			419,315

See accompanying notes to the pro forma financial information.

SORRENTO THERAPEUTICS, INC.

NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The pro forma financial information is prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of the filing of the Current Report on Form 8-K to which this pro forma financial information is attached.

The pro forma financial information is based on financial statements prepared in accordance with GAAP, which is subject to change and interpretation. The pro forma financial information is based on and derived from the Company’s historical consolidated financial statements, adjusted for certain transaction accounting adjustments. Actual adjustments, however, may differ materially from the information presented. The pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Transactions or the Deconsolidation. The pro forma adjustments also do not include management adjustments to reflect any potential dis-synergy costs or benefits that may result from realization of future cost savings that may occur in connection with the Transactions or the Deconsolidation as management does not believe presenting such adjustments would enhance an understanding of the pro forma effects thereof. In addition, the pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The pro forma financial information is not necessarily indicative of what the financial position or statements of operations results would have actually been had the Transactions or the Deconsolidation occurred on the dates indicated. In addition, the pro forma financial information should not be considered to be indicative of the Company’s future consolidated financial performance and statement of operations results.

The Securities Transfer constituted a significant disposition for purposes of Item 2.01 of Form 8-K. As a result of the Securities Transfer, the Company has concluded that it will no longer control Scilex and, therefore, Scilex will be deconsolidated from the Company’s consolidated financial statements effective as of the date of the consummation of the Securities Transfer. Based upon the magnitude of the disposition and because the Company is exiting an entire business segment, the disposition represents a significant strategic shift that will have a material effect on the Company’s operations and financial results. Accordingly, the Securities Transfer meets the definition of a discontinued operation, as defined by Accounting Standards Codification 205-20 – Discontinued Operations, which has not yet been retrospectively applied in the historical financial statements.

The pro forma financial information reflects the Company’s condensed consolidated balance sheet as of June 30, 2023 and condensed consolidated statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022.

NOTE 2 – TRANSACTION ACCOUNTING ADJUSTMENTS

The following adjustments have been reflected in the pro forma financial information for the following related to the Transactions and the Deconsolidation:

(a)	Adjustment to includes the $110.0 million of consideration for the Securities Transfer as well as the assumption by Scilex of a $12.25 million liability related to legal fees. The consideration reflected in the pro forma consolidated balance sheet as of June 30, 2023 does not include the credit bid of all amounts owed under the Junior DIP Facility as the facility amount was not drawn until July 2023. See further discussions below.
(b)	Adjustments to reflect the elimination of assets and liabilities attributable to Scilex. The Company’s related party receivables from Scilex amounting to $1.0 million which was eliminated in the Company’s condensed consolidated balance sheet as of June 30, 2023 has been reflected as other current assets in the pro forma condensed consolidated balance sheet.
(c)	Adjustments to reflect the derecognition of non-controlling interest related to Scilex.
(d)	Adjustments to reflect the book gain arising from the Securities Transfer. As described above, the pro forma statements of operations present the Company’s results as if the Transactions and the Deconsolidation had occurred on January 1, 2022. Any estimated gain or loss related to the discontinued operations and the Transactions has been excluded from the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 or the six months ended June 30, 2023 as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations.
(e)	Adjustments to reflect the derecognition of the Senior DIP Facility amounting to $75.0 million and the related accrued exit fee amounting to $5.25 million outstanding as of June 30, 2023. See further discussions below.

(f)	Adjustments to reflect the elimination of revenues and expenses attributable to Scilex. Other than the elimination of Scilex’s income tax expense in the pro forma condensed consolidated statement of operations, there are no other pro forma income tax adjustments reflected. The Company’s tax basis on the securities sold exceeds the purchase price by Scilex which is expected to result in the recognition of a tax loss. Any resulting future tax benefit has not been reflected in the pro forma financial information.
(g)	Adjustment to reflect the value of the remaining 1,917,210 unsold Scilex common stock owned by Sorrento. The shares are measured at fair value based on the closing price of Scilex’s common stock on September 21, 2023.
(h)	Adjustments to reflect the change in value of the remaining 1,917,210 unsold Scilex common stock owned by Sorrento.

As of June 30, 2023, the total outstanding principal balance of the Senior DIP Facility was $75.0 million with JMB Capital Partners Lending LLC as the creditor. As of the date of the stock purchase agreement, the total outstanding principal balance of the Senior DIP Facility was $100.0 million with Oramed Pharmaceuticals Inc. as the creditor. As described above, the aggregate consideration for the Securities Transfer includes the assumption by Scilex of the outstanding $100 million Senior DIP Facility, however, the unaudited pro forma condensed consolidated balance sheet as of June 30, 2023 only reflects the derecognition of the Junior DIP Facility outstanding as of June 30, 2023.

In July 2023, the Company entered into the Junior DIP Facility with Scilex in an amount of (i) $20,000,000 (the “Base Amount”), plus the amount of the commitment fee and the funding fee, each equal to 1% of the Base Amount, plus (iii) the amount of the DIP Lender Holdback (as defined in the Interim Junior DIP Order). As described above, the purchase price for the Securities Transfer by Scilex includes a credit bid of all amounts owed by the Company to Scilex under the Junior DIP Facility. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2023 does not reflect the Junior DIP Facility or the derecognition thereof.

The stock purchase agreement provides transition services between Sorrento and Scilex for a period of up to 120 days following the closing date of the Securities Transfer. The pro forma condensed financial information does not include any compensation related to the transition services as the amount cannot be reasonably estimated.